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                                                                     EXHIBIT 3.5

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               COTT HOLDINGS INC.


                     Pursuant to Sections 242 and 245 of the
                        Delaware General Corporation Law



         Cott Holdings Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

           (1) The name of the Company is Cott Holdings Inc. The original certificate of incorporation of the Company was filed with the office of the Secretary of State of the State of Delaware on January 24, 2000.

           (2) This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Company (the "Board of Directors") and by the sole stockholder of the Company in accordance with Sections 228, 242 and 245 of the GCL.

           (3) This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Company, as heretofore amended or supplemented.

           (4) This Amended and Restated Certificate of Incorporation is being filed in connection with the continuance of the Company in Nova Scotia.

           (5) The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

             1. The name of the Company is Cott Holdings Inc.

             2. The purpose of the Company is to engage in any lawful act or activity for which bodies corporate may be organized under the General Corporation Law of Delaware (the "GCL") and the Companies Act of Nova Scotia (the "Nova Scotia Act"), respectively, and there are no other restrictions on the objects and powers of the Company. In furtherance of and not in limitation of the foregoing, the Company shall expressly have the following powers:

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                  (1)      to sell or dispose of its assets and undertaking, or
                           a substantial part thereof;

                  (2) to distribute any of its property in specie among its members; and

                  (3) to amalgamate or merge with any company or other body of persons.

             3. The authorized capital of the Company, and the total number of shares which the Company shall have authority to issue, shall consist of 1,000 common shares, no par value.

             4. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

             5. The liability of the members (stockholders) is limited.

             6. In furtherance and not in limitation of the powers conferred by statute, the members (stockholders) and directors of the Company are expressly authorized to make, alter or repeal instruments which shall constitute by-laws of the Company for the purpose of the GCL (and are enacted as such) and articles of association of the Company for the purpose of the Nova Scotia Act (and are enacted as such) and no such instrument shall be effective until enacted as so described in accordance with the GCL and the Nova Scotia Act.

             7. Meetings of the members (stockholders) may be held within or without the State of Delaware or the Province of Nova Scotia, as the Articles of Association/By-laws may provide. Subject to the GCL and the Nova Scotia Act, the Company's books may be kept at such place or places, within or without the State of Delaware or the Province of Nova Scotia, as may be designated by the Board of Directors from time to time or in the Articles of Association/By-laws. Elections of directors need not be by written ballot.

             8. The Company reserves the right to amend, alter, change or repeal this Amended and Restated Certificate of Incorporation or any provision thereof, in the manner and to the extent prescribed and permitted by the GCL and the Nova Scotia Act, and all rights of members (stockholders) are granted subject to this reservation.

             9. No director shall be personally liable to the Company or any of its members (stockholders) for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL or the Nova Scotia Act as the same exists or may hereafter be amended. If the GCL or the Nova Scotia Act is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent authorized by the GCL and the Nova Scotia Act, as so amended. Any repeal or modification of this provision by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


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                            [Signature Page Follows]



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         IN WITNESS WHEREOF, the Company has caused this Amended and Restated
Certificate of Incorporation to be executed on its behalf this 24th day of January, 2000.

                                         COTT HOLDINGS INC.


                                         By:       /s/ Mark R. Halperin
                                            ------------------------------------
                                                   Name:      Mark R. Halperin
                                                   Title:     SVP and Secretary



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                           CERTIFICATE OF CONTINUANCE
                                       OF
                               COTT HOLDINGS INC.

                           Pursuant to Section 390 of
                      the Delaware General Corporation Law


         Colt Holdings Inc. (the "Company"), a Delaware corporation, does hereby certify as follows:

         FIRST:   The name of the Company is Cott Holdings Inc.


         SECOND: The date of the filing of the original certificate of incorporation of the Company is January 24, 2000.


         THIRD:   The jurisdiction in which the Company shall be continued is
Nova Scotia.

         FOURTH: The continuance of the Company has been approved in accordance with the provisions of Section 39 of the DGCL.

         FIFTH:   The Company will continue to exist as a corporation of the
State of Delaware after this certificate of continuance becomes effective.




                            [SIGNATURE PAGE FOLLOWS]


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           IN WITNESS WHEREOF, Cott Holdings Inc. has caused this certificate to be executed by the officer below as of the 24th day of January, 2000.

                                         COTT HOLDINGS INC.


                                         By:       /s/ Mark R. Halperin
                                            ------------------------------------
                                                   Name:      Mark R. Halperin
                                                   Title:     SVP and Secretary



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